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                                                                      EXHIBIT 12

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

     This Joint Filing Agreement may be signed in counterpart copies.

                            (Signature Page Follows)
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Date:  March 6, 2000                     BILL GROSS


                                         /s/  BILL GROSS
                                         ------------------------------


Date:  March 6, 2000                     BILL GROSS' IDEALAB!


                                         By:/s/  BILL GROSS
                                            ---------------------------
                                            Name:  Bill Gross
                                            Title: Chairman of the Board and
                                                   President

Date:  March 6, 2000                     IDEALAB! HOLDINGS, L.L.C.


                                         By:/s/  BILL GROSS
                                            ---------------------------
                                            Name:  Bill Gross
                                            Title: Managing Member